UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/21/2010

International Assets Holding Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23554

Delaware	59-2921318
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

708 Third Avenue, Suite 1500,
New York, NY 10017
(Address of principal executive offices, including zip code)

212-485-3500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 21, 2010, International Assets Holding Corporation, as guarantor, its subsidiary FCStone Group, Inc., as guarantor, and its indirect wholly owned subsidiary FCStone, LLC, (the "Company") as borrower, entered into an Amended and Restated Credit Agreement with Bank of Montreal, as administrative agent, BMO Capital Markets, as Sole Lead Arranger, and the lenders party thereto (the "Amendment"). The Amendment amends the Credit Agreement dated as of June 24, 2009, between the Company, FCStone Group, Inc. and the lending parties (the Credit Agreement, together with the Amendment, are hereinafter collectively referred to as the "Amended Credit Agreement").
Loans made under the Amended Credit Agreement bear interest at a Base Rate plus 2.00% per annum. Base Rate means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Bank of Montreal from time to time as its prime commercial rate, or its equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent's best or lowest rate), (b) the Federal Funds Rate plus 1/2 of 1%, and (c) the LIBOR Quoted Rate for such day plus 1.00%. FCStone, LLC will pay a commitment fee of 0.50% per annum of the commitments.
        The Amended Credit Agreement maintains the aggregate amount of all commitments allowed under the Amended Credit Facility at $75,000,000 and added International Assets Holding Corporation as an additional guarantor.
        The termination date of the Amended Credit Agreement is June 22, 2011, or such earlier date as the commitments are terminated pursuant to the Amended Credit Agreement.
        The description in this report of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.
The following exhibits are filed herewith:

10.1    Amended and Restated Credit Agreement, made as of June 21, 2010, by and between FCStone, LLC, as borrower, FCStone Group, Inc., as a guarantor, International Assets Holding Corporation, as a guarantor, Bank of Montreal, as administrative agent, BMO Capital Markets, as Sole Lead Arranger, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Assets Holding Corporation

Date: June 24, 2010	By:	/s/ Brian T. Sephton
Brian T. Sephton
Chief Legal and Governance Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1
Amended and Restated Credit Agreement, made as of June 21, 2010, by and between FCStone, LLC, as borrower, FCStone Group, Inc., as a guarantor, International Assets Holding Corporation, as a guarantor, and BMO Capital Markets, as Sole Lead Arranger.